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              [LETTERHEAD OF COUNSEL WEIL, GOTSHAL & MANGES LLP]

                                                             June 11, 1998

ISP Holdings Inc.
1361 Alps Road
Wayne, New Jersey 07470

Ladies and Gentlemen:

         We have acted as counsel to ISP Holdings Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of the Registration Statement of the Company on Form S-4 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of shares of common stock, par value $.01 per share (the "Common Stock"), of the Company to be issued pursuant to the terms of the Agreement and Plan of Merger (the "Merger Agreement"), dated as of March 30, 1998, between the Company and International Specialty Products Inc., a Delaware corporation ("ISP"), pursuant to which ISP will merge (the "Merger") with and into the Company.

         In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, including the proxy statement/prospectus contained therein (the "Proxy Statement"), the Merger Agreement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

         In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or


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ISP Holdings Inc.
June 11, 1998
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comparable documents of officers and representatives of the Company and upon the representations and warranties of the Company contained in the Merger Agreement.

         Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that, subject to the approval of the Merger by the Company's stockholders, the shares of Common Stock to be issued pursuant to the Merger Agreement and registered pursuant to the Registration Statement have been duly authorized and, when issued as contemplated by the Merger Agreement, will be validly issued, fully paid and nonassessable.

         The opinions expressed herein are limited to the corporate laws of the State of Delaware, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                             Very truly yours,


                                             /s/ Weil, Gotshal & Manges LLP
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